Frontier Airlines Holdings, Inc. Reports Delay of Lynx Aviation Certification

Initial Company Timelines Pushed Back While Lynx Continues to Move Forward with Certification Process

DENVER, Sept. 4 /PRNewswire-FirstCall/ -- Frontier Airlines Holdings, Inc. (Nasdaq: FRNT) subsidiary, Lynx Aviation, today reported a delay in its initially forecasted timeline for completion of certification. The Federal Aviation Authority (FAA) requires a new airline to achieve certification before it can begin flying commercially. Lynx initially expected certification prior to its published launch date of October 1, 2007.
"While we are certainly frustrated with the lack of timeliness in the certification process, we are very pleased with the progress we have made building this company and preparing for the future," said Tom Nunn, President of Lynx Aviation. "The employees of Lynx have worked tirelessly to ensure the success of this airline and we will continue to do all we can to meet and exceed the FAA's milestones and requirements so that we can begin flying as soon as possible."
While Lynx did establish that its Q400 aircraft will not be able to service Frontier's scheduled flights for Wichita, Rapid City, Sioux City, Albuquerque and Billings, Frontier customers will not be disrupted during this delay. Frontier will service those routes via existing E170 and CRJ-700 aircraft from its partners Republic Airways and Horizon Air, as well as with supplemental mainline Airbus service as needed.
Frontier estimates that its total Lynx pre-operating expenses in the December quarter will be approximately $8 million.

About Frontier Airlines Holdings, Inc.
Frontier Airlines Holdings, Inc. is the parent company of Denver-based Frontier Airlines. Currently in its 14th year of operations, Frontier Airlines is the second-largest jet service carrier at Denver International Airport, employing approximately 5,500 aviation professionals. With 60 aircraft and one of the youngest Airbus fleet in North America, Frontier offers 24 channels of DIRECTV(R) service in every seatback along with 33 inches of legroom in an all coach configuration. In conjunction with its regional jet fleet, operated by Horizon and Republic Airlines, Frontier offers routes linking its Denver hub to 58 destinations including 49 U.S. cities in 30 states spanning the nation from coast to coast, seven cities in Mexico and two cities in Canada. In November 2006, Frontier and AirTran announced a first-of-its-kind integrated marketing partnership that offers travelers the ability to reach more than 80 destinations across four countries with low fares, aboard two of the youngest fleets in the industry. In December 2006, Frontier was designated "Best Low Cost Carrier" in the U.S. by the readers of Business Traveler magazine. Frontier's maintenance department has received the Federal Aviation Administration (FAA) Diamond Award recognizing its advanced training standards for eight consecutive years, from 1999 to 2006. For more in-depth information on Frontier Airlines, please visit its Web site at http://www.frontierairlines.com/.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained in this press release that are not historical facts may be forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could result in actual results differing materially from expected results and represent the Company's expectations and beliefs concerning future events based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. Additional information regarding risk factors that may affect future performance at the Company are contained in the Company's SEC filings, including without limitation, the Company's Form 10-K for its fiscal year ended March 31, 2007.